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                                                                    EXHIBIT 10.4


                              CONSENT AND AMENDMENT
                          DATED AS OF JANUARY 10, 2001

        This CONSENT AND AMENDMENT (this "Agreement") is among CORRECTIONS CORPORATION OF AMERICA (formerly known as Prison Realty Trust, Inc.), a Maryland corporation (the "Borrower"), the subsidiaries of the Borrower party to the Credit Agreement referred to below (collectively, the "Subsidiary Guarantors"), the Lenders (as defined below), and LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS:

        1. The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of August 4, 1999, by and among the Borrower, the Subsidiary Guarantors, the lenders party thereto (the "Lenders"), the Administrative Agent, Societe Generale, as documentation agent, Lehman Brothers Inc., as advisor, book manager and lead arranger, The Bank of Nova Scotia, as syndication agent, and Southtrust Bank (formerly known as Southtrust Bank, N.A.), as co-agent (as previously amended, the "Credit Agreement"; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

        2. The Borrower has informed the Lenders that it wishes to issue subordinated unsecured indebtedness in settlement of pending shareholder litigation that would otherwise be prohibited and result in an Event of Default under the terms of the Credit Agreement, as defined below (collectively, the "Litigation Settlement Debt").

        3. The Borrower has requested that the Required Lenders and the Required Tranche C Term Lenders (i) consent to and waive any default that may result from the issuance of the Litigation Settlement Debt; and (ii) agree to certain amendments to the Credit Agreement, as more particularly described below.

        4. Subject to the terms and conditions set forth below, and in consideration of certain agreements of the Borrower and the other Credit Parties set forth herein, the Required Lenders and the Required Tranche C Term Lenders are willing to agree to the consents and amendments described below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

           a. "Amendment Effective Date" means the date on which all of the conditions precedent to the effectiveness of this Agreement have been satisfied.

           b. "Litigation Settlement Debt" means the issuance by the Borrower of eight percent (8%) zero coupon subordinate promissory notes in an aggregate principal amount not to exceed twenty-nine million dollars ($29,000,000) in settlement of claims pending against the Borrower as contemplated by that certain memorandum of understanding, dated as of December 14, 2000, among legal counsel for the Borrower and various attorneys party thereto as legal counsel for the plaintiffs in such claims; provided that such Litigation Settlement Debt (i) shall be subordinate to the prior payment in full in cash of the Credit Party Obligations and all other Indebtedness of the Borrower in accordance with the Litigation Settlement Debt Subordination Provisions and otherwise in a manner reasonably satisfactory to the Administrative Agent; (ii) shall have a maturity date not earlier than January 2, 2009; (iii) shall be fully extinguished if, at any time prior to January 2, 2009, the trading price of the Borrower's publicly traded common stock is greater than $1.63 for any consecutive period of fifteen (15) trading days; (iv) on January 2, 2009, if such Litigation Settlement Debt has not been extinguished pursuant to (iii) above, shall be reduced by an amount equal to the Stock Price Premium; and (v) shall otherwise be satisfactory to the Administrative Agent.

           c. "Litigation Settlement Debt Subordination Provisions" means (i) no covenants or other affirmative or negative obligations (other than the promise to pay when due); (ii) no defaults or events of default except failure to pay when due; (iii) no right to payment of principal or interest so long as any Credit Party Obligations have not been paid in full in cash; (iv) no acceleration, collection or other rights or remedies upon a default or event of default so long as any Credit Party Obligations have not been paid in full in cash; (v) no right or ability to amend or modify the Litigation Settlement Debt without the consent of the Administrative Agent, which consent may be granted or withheld in the Administrative Agent's sole and absolute discretion; (vi) no right or ability to object or consent to any amendments, modifications, or other changes to, or refinancings or waivers of the Credit Party Obligations or any of the Credit Documents, or the exercise or non-exercise of any rights or remedies by any of the Secured Parties; (vii) no right or ability to challenge the Secured Parties' claims or liens or the Litigation Settlement Debt Subordination Provisions; (viii) the right of the Administrative Agent, as attorney-in-fact for the holders of the Litigation Settlement Debt, to take any actions in the name of such holders to effectuate the provisions and intent of the Litigation Settlement Debt Subordination Provisions; (ix) the continued applicability and enforceability of all of the Litigation Settlement Debt Subordination Provisions subsequent to the occurrence of a Bankruptcy Event with respect to the Borrower;
(x) the right of the Secured Parties to vote the claims of the holders of the Litigation Settlement Debt in any proceeding arising out of or relating to a Bankruptcy Event of any Credit Party with respect to any matter to be voted upon, including, without limitation, acceptance or rejection of a plan of reorganization or election of a trustee; (xi) in connection with any Bankruptcy Event with respect to the Borrower, assignment to the Secured Parties of the right to file a proof of claim on behalf of the holders of the Litigation Settlement Debt and agreement not to file a competing claim; (xii) agreement by the holders of the Litigation Settlement Debt to hold in trust for the Secured Parties and immediately to remit to the Administrative Agent any payment received by them from the Borrower in violation of the Litigation Settlement Debt Subordination Provisions; (xiii) agreement by the holders of the Litigation Settlement Debt that, if there occurs a Bankruptcy Event with respect to the Borrower, such holders will not (A) object to any plan of reorganization or disclosure statement that is supported by the Secured Parties, (B) propose or support any plan of reorganization not supported by the Secured Parties, (C) seek any dismissal of a bankruptcy case or conversion of the case to a case under a different chapter of the Bankruptcy Code other than in a manner expressly consented to by the Secured Parties, (D) seek the appointment of a trustee or


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examiner, (E) serve on any official committee of creditors appointed in any proceeding relating to such Bankruptcy Event, or (F) file any motion, pleading or other document or appear in any capacity in a bankruptcy case without the consent of the Secured Parties; and (xiv) other subordination provisions (both pre-bankruptcy and post-bankruptcy) required by the Administrative Agent.

           d. "Stock Price Premium" means an amount equal to (i) the difference between the average price over the immediately preceding fifty (50) day period of the Borrower's common stock less $0.49 times (ii) 46,900,000; provided that if such amount is less than or equal to zero, the Stock Price Premium shall be zero.

        2. Consent. Upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties of the Credit Parties set forth in this Agreement, the Required Lenders and Required Tranche C Term Lenders hereby consent to the issuance by the Borrower of the Litigation Settlement Debt.

        3. Amendments to Credit Agreement. Upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties of the Credit Parties set forth in this Agreement, the Borrower, the Required Lenders and the Required Tranche C Term Lenders hereby agree to the following amendments to the Credit Agreement:

           a. Schedule 6.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the revised Schedule 6.9 attached hereto as Exhibit A.

           b. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

              1. ""Consent and Amendment" means that certain Consent and Amendment, dated as of January 10, 2001, among the Borrower, certain of the Borrower's subsidiaries, the Lenders, and the Administrative Agent."

              2. ""Litigation Settlement Debt" means the issuance by the Borrower of eight percent (8%) zero coupon subordinate promissory notes in an aggregate principal amount not to exceed twenty-nine million dollars ($29,000,000) in settlement of claims pending against the Borrower as contemplated by that certain memorandum of understanding, dated as of December 14, 2000, among legal counsel for the Borrower and various attorneys party thereto as legal counsel for the plaintiffs in such claims; provided that such Litigation Settlement Debt (i) shall be subordinate to the prior payment in full in cash of the Credit Party Obligations and all other Indebtedness of the Borrower in accordance with the Litigation Settlement Debt Subordination Provisions and otherwise in a manner reasonably satisfactory to the Administrative Agent; (ii) shall have a maturity date not earlier than January 2, 2009;
        (iii) shall be fully extinguished if, at any time prior to January 2, 2009, the trading price of the Borrower's publicly traded common stock is greater than $1.63 for any consecutive period of fifteen (15) trading days; (iv) on January 2, 2009, if such Litigation Settlement Debt has not been extinguished pursuant to (iii) above, shall be reduced by an amount equal to the Stock Price Premium; and (v) shall otherwise be satisfactory to the Administrative Agent."


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              3. ""Litigation Settlement Debt Subordination Provisions" means
        (i) no covenants or other affirmative or negative obligations (other than the promise to pay when due); (ii) no defaults or events of default except failure to pay when due; (iii) no right to payment of principal or interest so long as any Credit Party Obligations have not been paid in full in cash; (iv) no acceleration, collection or other rights or remedies upon a default or event of default so long as any Credit Party Obligations have not been paid in full in cash; (v) no right or ability to amend or modify the Litigation Settlement Debt without the consent of the Administrative Agent, which consent may be granted or withheld in the Administrative Agent's sole and absolute discretion; (vi) no right or ability to object or consent to any amendments, modifications, or other changes to, or refinancings or waivers of the Credit Party Obligations or any of the Credit Documents, or the exercise or non-exercise of any rights or remedies by any of the Secured Parties;
        (vii) no right or ability to challenge the Secured Parties' claims or liens or the Litigation Settlement Debt Subordination Provisions; (viii) the right of the Administrative Agent, as attorney-in-fact for the holders of the Litigation Settlement Debt, to take any actions in the name of such holders to effectuate the provisions and intent of the Litigation Settlement Debt Subordination Provisions; (ix) the continued applicability and enforceability of all of the Litigation Settlement Debt Subordination Provisions subsequent to the occurrence of a Bankruptcy Event with respect to the Borrower; (x) the right of the Secured Parties to vote the claims of the holders of the Litigation Settlement Debt in any proceeding arising out of or relating to a Bankruptcy Event of any Credit Party with respect to any matter to be voted upon, including, without limitation, acceptance or rejection of a plan of reorganization or election of a trustee; (xi) in connection with any Bankruptcy Event with respect to the Borrower, assignment to the Secured Parties of the right to file a proof of claim on behalf of the holders of the Litigation Settlement Debt and agreement not to file a competing claim; (xii) agreement by the holders of the Litigation Settlement Debt to hold in trust for the Secured Parties and immediately to remit to the Administrative Agent any payment received by them from the Borrower in violation of the Litigation Settlement Debt Subordination Provisions; (xiii) agreement by the holders of the Litigation Settlement Debt that, if there occurs a Bankruptcy Event with respect to the Borrower, such holders will not (A) object to any plan of reorganization or disclosure statement that is supported by the Secured Parties, (B) propose or support any plan of reorganization not supported by the Secured Parties, (C) seek any dismissal of a bankruptcy case or conversion of the case to a case under a different chapter of the Bankruptcy Code other than in a manner expressly consented to by the Secured Parties, (D) seek the appointment of a trustee or examiner, (E) serve on any official committee of creditors appointed in any proceeding relating to such Bankruptcy Event, or (F) file any motion, pleading or other document or appear in any capacity in a bankruptcy case without the consent of the Secured Parties; and (xiv) other subordination provisions (both pre-bankruptcy and post-bankruptcy) required by the Administrative Agent."

              4. ""Stock Price Premium" means an amount equal to (i) the difference between the average price over the immediately preceding fifty (50) day period of the Borrower's common stock less $0.49 times
        (ii) 46,900,000; provided that if such amount is less than or equal to zero, the Stock Price Premium shall be zero."


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           c. Section 7.11 of the Credit Agreement is hereby amended by adding the sentence "For purposes of determining compliance with this Section 7.11 only, the definition of "Indebtedness" shall exclude the Litigation Settlement Debt." at the end thereof.

           d. Section 8.1 of the Credit Agreement is hereby amended by adding the following subsection (m) at the end thereof:

           "(m) the Litigation Settlement Debt as contemplated by and in accordance with the definition thereof, provided that any settlement of any shareholder litigation or similar dispute shall remain subject to the limitations set forth in Section 9.1(r)."

           e. Section 9.1(r) of the Credit Agreement is hereby amended by adding the phrase ", other than the Litigation Settlement Debt" immediately preceding the semi-colon at the end thereof.

        4. Conditions to Effectiveness. The effectiveness of this Agreement is conditioned upon satisfaction of the following conditions precedent:

           a. the Administrative Agent shall have received signed written authorization from the Required Lenders and Required Tranche C Term Lenders to execute this Agreement, and shall have received counterparts of this Agreement signed by the Borrower and the other Credit Parties;

           b. each of the representations and warranties in Section 5 below shall be true and correct in all material respects;

           c. after giving effect to the consent set forth in Section 2 hereof and the amendments set forth in Section 3 hereof, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement or any other Credit Document;

           d. in consideration of the consent and amendments contained in this Agreement, the Borrower shall have paid to the Administrative Agent on the Amendment Effective Date, for the pro rata account of the Lenders, a fee equal to 0.03% of the sum of the Revolving Committed Amount, the outstanding Term Loans and the outstanding Tranche C Term Loans;

           e. the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) for which invoices have been presented, on or before the Amendment Effective Date;

           f. the Administrative Agent and the Lenders shall have received legal opinions from (i) the Borrower's New York counsel reasonably satisfactory to the Administrative Agent, (ii) Miles & Stockbridge, (iii) Stokes, Bartholomew, Evans & Petree and (iv) other counsel requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Amendment Effective Date and addressed to each of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Co-Agent, the Lead Arranger and the Lenders;

           g. the Required Lenders and the Required Tranche C Term Lenders shall be satisfied with the continued perfection and priority of the Liens of the Administrative Agent on the Collateral and will have received such title insurance endorsements and other documents and agreements as they may reasonably require;

           h. the Administrative Agent shall have received satisfactory evidence that the execution, delivery and performance of this Agreement (including, without limitation, the amendments to the Credit Agreement contained herein) have been duly approved by all necessary corporate action of each Credit Party; and

           i. the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

        5. Representations and Warranties. The Borrower and each of the other Credit Parties represents and warrants to the Administrative Agent and the Lenders as follows:

           a. Authority. Each of the Credit Parties has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Credit Agreement (as modified hereby). The execution, delivery and performance by the Borrower and each other Credit Party of this Agreement, the Credit Agreement (as modified hereby) and the transactions contemplated hereby and thereby have been duly approved by all necessary corporate action of such Person and no other corporate proceedings on the part of each such Person are necessary to consummate such transactions (except as expressly contemplated hereby and thereby).

           b. Enforceability. This Agreement has been duly executed and delivered by the Borrower and the other Credit Parties. Each of this Agreement and, after giving effect to this Agreement, the Credit Agreement and the other Credit Documents is the legal, valid and binding obligation of each Credit Party hereto and thereto, enforceable against such Credit Party in accordance with its terms, and is in full force and effect. Neither the execution, delivery or performance of this Agreement or of the Credit Agreement (as modified hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent's Lien on any of the Collateral. The waivers, consents and amendments with respect to the Credit Agreement contained herein have been validly approved as required under Section 11.6 and 11.6A of the Credit Agreement and such consents and amendments are binding on the Lenders.

           c. Representations and Warranties. After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Credit Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.

           d. No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance by the Borrower of the Litigation Settlement Debt and the repayment thereof as contemplated thereby), nor the performance of and compliance with the terms and provisions hereof by such Credit Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with the contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound (including, without limitation, the Senior Notes Indenture, the MDP Note Purchase Agreement, the PMI Note Purchase Agreement and the Management Opco Credit Agreement), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

           e. No Default. After giving effect to the consent set forth in
Section 2 hereof and the amendments set forth in Section 3 hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Credit Document.

        6. Reference to and Effect on Credit Agreement.

           a. Upon and after the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

           b. Except as specifically modified above, the Credit Agreement and the other Credit Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Credit Party Obligations under and as defined therein, in each case as modified hereby. The consent contained in Section 2 of this Agreement is limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Credit Agreement or any other Credit Document.

           c. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Credit Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Credit Documents.

        7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        10. Release of Claims. Each of the Credit Parties hereby acknowledges and agrees that it does not have any defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever arising out of the Credit Agreement or the other Credit Documents that can be asserted to reduce or eliminate all or any part of the liability of such Credit Party to repay any Secured Party, as provided in the Credit Agreement and the other Credit Documents, or to seek affirmative relief or damages of any kind or nature from any Secured Party arising out of the Credit Agreement or the other Credit Documents. Each Credit Party hereby voluntarily and knowingly releases and forever discharges each of the Secured Parties, and each Secured Party's predecessors, agents, employees, successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs, or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the effective date of this Agreement, which such Credit Party may now or hereafter have against any such Secured Party, and such Secured Party's predecessors, agents, employees, successors and assigns, if any, in each case arising out of the Credit Agreement or the other Credit Documents, irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under the Credit Agreement or the other Credit Documents, and the negotiation and execution of this Agreement.

         To the extent that such laws may be applicable, the Credit Parties waive and release any right or defense which they might otherwise have under any law of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of their waivers or releases hereunder.



                            [Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                    CORRECTIONS CORPORATION OF AMERICA (f/k/a
                                    Prison Realty Trust, Inc.),
                                    a Maryland corporation



                                    By: /s/ John D. Ferguson
                                        ----------------------------------------
                                        Name: John D. Ferguson
                                        Title: President


                                    PRISON REALTY MANAGEMENT, INC.,
                                    a Tennessee corporation



                                    By: /s/ John D. Ferguson
                                        ----------------------------------------
                                        Name: John D. Ferguson
                                        Title: President


                                    CCA OF TENNESSEE, INC. (f/k/a CCA
                                    Acquisition Sub, Inc.),
                                    a Tennessee corporation



                                    By: /s/ John D. Ferguson
                                        ----------------------------------------
                                        Name: John D. Ferguson
                                        Title: President


                                    PMSI ACQUISITION SUB, INC.,
                                    a Tennessee corporation



                                    By: /s/ Brent Turner
                                        ----------------------------------------
                                        Name: Brent Turner
                                        Title: Secretary

                                    JJFMSI ACQUISITION SUB, INC.,
                                    a Tennessee corporation



                                    By: /s/ Brent Turner
                                        ----------------------------------------
                                        Name: Brent Turner
                                        Title: Secretary


                                    TRANSCOR AMERICA, LLC,
                                    a Tennessee limited liability company



                                    By: /s/ Sharon Johnson Rion
                                        ----------------------------------------
                                        Name: Sharon Johnson Rion
                                        Title: Chief Manager, Chief Executive
                                               Officer & President


                                    CCA INTERNATIONAL, INC.,
                                    a Tennessee corporation



                                    By: /s/ Brent Turner
                                        ----------------------------------------
                                        Name: Brent Turner
                                        Title: Secretary


                                    TECHNICAL AND BUSINESS INSTITUTE, INC.,
                                    a Tennessee corporation



                                    By: /s/ Brent Turner
                                        ----------------------------------------
                                        Name: Brent Turner
                                        Title: Secretary


                                    LEHMAN COMMERCIAL PAPER INC.,
                                    as Administrative Agent, on behalf of the Required Lenders and the Required Tranche C Term Lenders



                                    By: /s/ G. Andrew Keith
                                        ----------------------------------------
                                        Name: G. Andrew Keith
                                        Title: Authorized Signatory

                                    EXHIBIT A

                    REVISED SCHEDULE 6.9 TO CREDIT AGREEMENT

                            [intentionally omitted]